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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                 FORM 8-K/A

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:    NOVEMBER 15, 2004

DATE OF EARLIEST EVENT REPORTED:    OCTOBER 11, 2004

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


      DELAWARE                    1-12929                   36-4135495
  (State or other        (Commission File Number)        (I.R.S. Employer
  jurisdiction of                                     Identification Number)
   incorporation)
                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:        (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     CommScope, Inc. ("CommScope") is filing this Amended Current Report on
Form 8-K/A to provide the estimates required by Item 2.05 which were omitted, as permitted by the rules, from CommScope's Current Report on Form 8-K filed on October 12, 2004.

     This Amended Current Report on Form 8-K/A includes forward-looking statements that are based on information currently available to management and management's beliefs, as well as on a number of assumptions concerning future events. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "think," "thinks," "designed to," "foreseeable future," "believe," "believes" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, CommScope does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Item 2.05.    Costs Associated with Exit or Disposal Activities.
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     On October 11, 2004, the respective Boards of Directors of CommScope and Connectivity Solutions Manufacturing, Inc. ("CSMI"), an indirect wholly-owned manufacturing subsidiary of CommScope, adopted organizational and cost-reduction initiatives at CSMI's Omaha, Nebraska site. These long-term manufacturing initiatives are designed to improve the competitive position of Omaha's operations and are expected to be substantially in place by mid-year 2005. As a result of these CSMI initiatives, CSMI expects to incur total pretax costs and charges in an amount of approximately $17 to $24 million. The majority of these costs and charges are expected to be recognized in the fourth quarter of 2004, with the balance to be recognized in 2005.

     The incremental pretax cash costs to implement these initiatives are currently expected to be $12 to $14 million; of this amount, process improvement costs, including facility redesign, are expected to range between approximately $6 million and $7 million, and employee-related expenses, including severance pay, related fringe benefits and a curtailment loss for pension and post-retirement benefits are expected to range between approximately $6 million and $7 million. CSMI has reduced its workforce at the Omaha, Nebraska site by approximately 180 represented employees as of November 11, 2004 and by approximately 40 management employees effective December 31, 2004.

     As a result of these initiatives, CSMI expects to identify equipment that is no longer needed. CSMI expects to incur pretax non-cash charges, included in the total estimate of costs and charges stated above, related to losses incurred on the disposal or impairment of this equipment of between approximately $5 million and $10 million. As a result of the initiatives, CSMI may also identify certain real estate assets that are no longer needed and, depending on future plans for use or disposition of these assets, additional impairment charges not included in the $17 to $24 million estimate above may be incurred.

     Annualized savings resulting from the initiatives are currently projected to be $20 to $25 million once the initiatives are in place. The timing of implementation of the cost reduction initiatives will be dependent on future business conditions, including sales volumes, pricing and seasonality. In addition, the actual costs and benefits of the initiatives may differ from projected estimates as a result of a number of uncertainties including business conditions, sales volumes, pricing and seasonality, among others.

     The 2.4 million square foot Omaha, Nebraska facility is the largest production facility for SYSTIMAX(R), ExchangeMAX(R) and Integrated Cabinet Solutions products. The facility was purchased from Avaya Inc. ("Avaya") in connection with CommScope's acquisition of the Connectivity Solutions business of Avaya on January 31, 2004.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  November 15, 2004

                                      COMMSCOPE, INC.


                                      By: /s/ Jearld L. Leonhardt
                                         --------------------------------
                                         Name:  Jearld L. Leonhardt
                                         Title: Executive Vice President and
                                                Chief Financial Officer